Exhibit 2.6


Christopher R. Kaup, Esq. (014820)
TIFFANY & BOSCO, P.A.
1850 North Central Avenue
Fifth Floor
Phoenix, Arizona, 85004


Attorneys for Debtors and
       Debtors-in-Possession


                         UNITED STATES BANKRUPTCY COURT

                               DISTRICT OF ARIZONA

In re:                                     | Chapter 11 Proceedings
                                           |
                                           |
E-BIZ ENTERPRISES, INC.,                   | Case Nos. 01-11843-ECF CGC and
a Nevada corporation,                      |           01-11844-ECF-CGC Debtor.
                                           |
-------------------------------------------| (Jointly Administered)
                                           |
In re:                                     | THIRD IMMATERIAL
JONES BUSINESS SYSTEMS, INC.,              | MODIFICATIONS TO AMENDED
a Texas corporation,                       | JOINT PLAN OF REORGANIZATION
                Debtor.                    | AND MEMORANDUM OF LAW IN
                                           | SUPPORT OF IMMATERIAL MODIFICATIONS
-------------------------------------------|

     E-Biz  Enterprises,   Inc.,  ("EBIZ")  and  Jones  Business  Systems,  Inc.
("JBSI"), the Debtors and Debtors- in-Possession in the above-captioned Bankruptcy Cases (collectively, the "Debtors") hereby submit, pursuant to 11 U.S.C. ss.1127(a), these Third Immaterial Modifications to the Amended Joint Plan of Reorganization (the "Plan") filed on or about January 24, 2002 by the Debtors.

     The modifications set forth herein address the treatment of the claims of Citicorp Vendor Finance, Inc. ("Citicorp"). The holder of the claim in Class 4 of the Plan is Citicorp. At the time of the preparation of the Plan, the Debtors believed that Citicorp held a secured claim based upon three agreements (the "Agreements") that the Debtor asserts are, in reality, "disguised security
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agreements." Citicorp filed a Motion to Compel Assumption or Rejection of Leases on February 13, 2002, to which the Debtors filed a timely Objection. In its Motion to Compel, Citicorp asserts that the Agreements are true leases. The Debtors filed an Objection to Claim of Citicorp on April 4, 2002.

     In addition, without waiving any of its rights or claims as to whether Agreement No. 1326490, one of the Agreements at issue, is a disguised security agreement or as to the nature of Citicorp's claim relating to that Agreement, the Debtors have rejected Agreement No. 1326490 and have informed Citicorp that the property purchased from Citicorp through that Agreement will be made available for pick up by Citicorp. The Debtors have continued to negotiate with Citicorp regarding the nature and treatment of its claims.

     The modifications set forth below address the agreement reached between the Debtors and Citicorp as to the nature and allowance of its claim and the treatment of that claim in the Plan. The modifications set forth herein do not negatively affect any creditors or equity security holders.

     These Immaterial Modifications are supported by the Memorandum of Law set forth herein. The Plan is, hereby, modified to provide as follows:

I.   TREATMENT OF CITICORP CLAIMS IN CLASS 4

     Citicorp holds a claim in the aggregate amount of $297,904.00. The Debtors assert that this Claim is secured by a security interest in office furniture, a computer system network and a Konica copy printer and controller by virtue of three "financing" or "capitalized" leases. Citicorp disputes the Debtors' characterization of the Agreements at issue as secur ity agreements and claims that they are "true leases." Citicorp and the Debtors have agreed to resolve that and all other disputes between them on the basis of the treatment set forth below.

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
     On account of its Class 4 claims, Citicorp will receive:

     (1) Allowance of a Chapter 11 Administrative Claim in the amount of $100,000.00.

     (2) Citicorp agrees and consents to forgo the requirement of 11 U.S.C. ss.1129(a)(9)(A) that the full amount of its Administrative Claim be paid in cash on the Effective Date. Instead, Citicorp has agreed to accept and shall receive payment of its Allowed Administrative Claim, without interest, over a period of three years in 36 equal monthly installments of $2,777.77 each.

     (3) The remaining balance of Citicorp's claim; that is, $197,904.00, shall be allowed as a general unsecured claim in Class 8 of the Plan and shall be paid pursuant to the terms of that Class 8.

     (4) The Debtors and the Reorganized Debtors shall retain all of the equipment, software, furniture, the photocopier and other personal property which is the subject of Agreement No. 1315110, Agreement No. 2153520 and Agreement No. 1326490, including the furniture and office cubes under Agreement No. 1326490. With the consent of Citicorp, the Debtors' previous rejection of Agreement No. 1326490 and its offer to allow Citicorp to pick up the property that is the subject matter of that agreement are revoked. Upon payment in full of the amounts set forth above, Citicorp shall convey title to the Reorganized Debtor of the assets that are the subject of the above-referenced Agreements free and clear of all liens without any warranties.

     The entirety of Article VII(E)(1)(d) of the Plan and Section I of the Second Immaterial Modifications to the Plan regarding "Class 4" is hereby stricken and replaced with the language set forth immediately above. Article XV of the Plan is also, to the extent necessary, hereby, modified and amended in such a manner so as to give full effect to the immaterial modification set forth above.

II. THE MODIFICATIONS COMPLY WITH SECTIONS 1122 AND 1123, AND NO FURTHER NOTICE IS REQUIRED BY THE BANKRUTPCY CODE AND RULES

     First, the modifications set forth above do not adversely change the treatment of any creditor or the interest of any equity secur ity holder. Citicorp will receive payment of its Allowed Administrative Claim of a very favorable period of three years with no interest. That resolution benefits all other parties in the case because it will allow the Reorganized Debtor to

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
perform upon all of its Plan obligations. Second, the Plan, as modified, satisfies each of the required elements 11 U.S.C.ss.1123(a).

     Third, the Plan, itself,  contemplates that there may be modifications.  In
Article XVI, the Plan provides that: "the Debtor may propose amendments or modifications in accordance with 11 U.S.C. ss.1127(a)" prior to confirmation of the Plan. Thus, the Third Immaterial Modifications to the Plan made by the Debtors herein are consistent with the notice previously given to all creditors and parties- in-interest.

     Section 1127(a) of the Code provides that the proponent of a Chapter 11 Plan desiring to modify that plan may do so. The Historical and Revision Notes make it clear that compliance noticing provision is not necessary if the modificatio ns are so minor as not to require additional disclosure:

          Subsection (c) requires the proponent of a modification to comply with the disclosure provisions of section 1125. Of course, if the modification were sufficiently minor, the court might determine that additional disclosure was not required under the circumstances.

     Rule 3019, Fed.R.Bankr.P. (adopted after ss. 1127 was in place), addresses the application of 11 U.S.C. ss. 1127 and follows the Historical Note in that it expressly authorizes the court to proceed without renoticing creditors or other parties- in- interest. It states:

          In a chapter 9 or chapter 11 case, after a plan has been accepted and before its confirmation, the proponent may file a modification of the plan. If the court finds after hearing on notice to the trustee, any committee appointed under the Code and any other entity designated by the court that the proposed modification does not adversely change the treatment of the claim of any creditor or the interest of any equity security holder who has not accepted in writing the modification, it shall be deemed accepted by all creditors and equity security holders who have previously accepted the plan.

(emphasis supplied).

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
III. CONCLUSION

     The Third Immaterial Modifications to the Plan, set forth herein, do not adversely affect any creditor or party- in- interest. No further noticing of the Immaterial Modifications or the Plan, as modified, is necessary. Accordingly, the Court should confirm the Plan, as so modified.

     RESPECTFULLY SUBMITTED this 11th day of April, 2002.

                                        TIFFANY & BOSCO, P.A.

                                        By /s/ C.K. #014820
                                           -------------------------------------
                                           Christopher R. Kaup, Esq.
                                           1850 North Central Avenue
                                           Suite 500
                                           Phoenix, Arizona, 85004
                                           Counsel for the Debtors


COPY of the foregoing sent via facsimile and first class mail this 11th day of April, 2002, to:

David N. Ingrassia, Esq.
Marce & Ingrassia
818 East Osborn Rd.,
Suite 105
Phoenix, Arizona  85014
Attorneys for Citicorp Vendor Finance, Inc.

Robert Hall, Esq.
Office of the Attorney General
1275 W. Washington
Phoenix, Arizona
85007 Attorney for Ariz. Dept. of Revenue

Joseph E. Cotterman, Esq.
Gallagher & Kennedy, P.A.
2575 E. Camelback Road
Phoenix, Arizona  85016
Attorneys for Official Committee
  of Unsecured Creditors

             Tina Picolo
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